            As filed with the Securities and Exchange Commission on May 1, 2000.

                                                              File No. 33-64945
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                       POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                  ------------

         Massachusetts                    6311                    04-2664016
  (State or Other Jurisdiction      (Primary Standard         (I.R.S. Employer
     of Incorporation or        Industrial Classification    Identification No.)
         Organization)                 Code Number)

                              200 Clarendon Street
                          Boston, Massachusetts 02117
                                 (617) 572-4390
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                                  ------------

                          Arnold R. Bergenan, Esquire
                      John Hancock Life Insurance Company
                               John Hancock Place
                           Boston, Massachusetts 02117
            (Name, address including zip code, and telephone number))

                                  ------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: (X)

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Not Applicable

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section X of the Company's By-Laws and Section 67 of the Massachusetts Business Corporation Law, the Company indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved by reason of any alleged act or omission as an officer or a director of the Company. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company. The Company may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    Not Applicable

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

1(a). Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Pre-Effective Amendment No. 1 to initial Form S-6 Registration Statement for John Hancock Variable Life Account S (File No. 33-64366) filed October 29, 1993.

1(b). Amendment dated August 1, 1994, to Distribution Agreement by and between John Hancock Mutual Life Insurance Company and John Hancock Variable Life Insurance Company, dated August 26, 1993, incorporated by reference from Form N-4 Registration Statement for John Hancock Variable Annuity Account I (File No. 33-82648), filed August 10, 1994.

1(c). Form of Variable Annuity Marketing and Distribution Agreement Between John Hancock Mutual Life Insurance Company, and John Hancock Funds, Inc., filed electronically on July 16, 1996.

1(d). Form of Soliciting Dealer Agreement between John Hancock Funds, Inc., and soliciting broker-dealers or financial institutions participating in distribution of Contracts. Filed to this File on April 23, 1997.

3(a). Articles of Organization of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

3(b). By-Laws of John Hancock Variable Life Insurance Company, incorporated by reference from Form S-1 Registration Statement of John Hancock Variable Life Insurance Company (File No. 33-62895) filed electronically on September 22, 1995.

4(a). Form of group deferred combination fixed and variable annuity contract, filed electronically on July 16, 1996.

4(b). Form of group deferred combination fixed and variable annuity certificate, filed electronically on July 16, 1996.

4(d). Form of nursing home waiver of CDSL rider, filed electronically on December 2, 1995.

4(e). Form of one year stepped-up death benefit rider, filed electronically on December 2, 1995.

4(f). Form of accidental death benefit rider, filed electronically on December 2, 1995.

4(g).    Form of contract application, filed electronically on December 2, 1995.

5.       Opinion and consent of counsel, filed electronically on July 16, 1996.

10.      Form of  Responsibility  and Cost  Allocation  Agreement  Between  John
         Hancock Mutual Life Insurance Company and John Hancock Funds, Inc., filed electronically on July 16, 1996.

23(a).   Consent of independent auditors.

23(b).   Consent of counsel.  (See Exhibit 5.)

24. Powers of Attorney, for all directors, except, Ronald J. Bocage, Incorporated by reference from Form S-1 Registration Statement for John Hancock Variable Life Insurance Company, filed September 25, 1995 (file no. 33-62895). Power of Attorney for Ronald J. Bocage, incorporated by reference from Form 10-K annual report for John Hancock Variable Life Insurance Company (File No. 33-62895) filed March 31, 1997. Powers of Attorney for Bruce M. Jones and Paul Strong; incorporated by reference from Post-Effective Amendment No. 2 to File No. 333-81127, Filed contemporaneously herewith.

27. Financial Data Schedule with respect to Financial Statements of John Hancock Variable Life Insurance Company.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         i. To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion or it counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Registrant represents that the fees and charges deducted under the Contracts, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Boston, Commonwealth of Massachusetts, on the 1st day of May, 2000.

                                               JOHN HANCOCK VARIABLE LIFE
                                               INSURANCE COMPANY (REGISTRANT)


                                               By /s/MICHELE G. VAN LEER
                                                     ---------------------------
                                                     Michele G. Van Leer
                                                     Vice Chairman of the Board
                                                     and President

    As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in their capacities with John Hancock Variable Life Insurance Company and on the dates indicated.


Signature                                    Title                                   Date
---------                                    -----                                   ----

/s/PATRICK F. SMITH                          Controller (Principal                   May 1, 2000
--------------------------------             Accounting Officer and
Patrick F. Smith                             Acting Principal Financial
                                             Officer)



/s/ MICHELE G. VAN LEER                      Vice Chairman                           May 1, 2000
-------------------------------              and President
Michele G. Van Leer                          (Acting Principal
for himself and as                           Executive Officer)
Attorney-in-Fact

FOR:     David F. D'Alessandro           Chairman of the Board
         Robert S. Paster                Director
         Robert R. Reitano               Director
         Barbara L. Luddy                Director
         Ronald J. Bocage                Director
         Thomas J. Lee                   Director
         Bruce M. Jones                  Director
         Paul Strong                     Director